Exhibit 10.6

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of March 13, 2025 by and among (i) International Media Acquisition Corp. (including any successor entity thereto, the “Company”), and (ii) the person listed on the signature page hereto (the “Restricted Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Securities Purchase Agreement.

WHEREAS, on November 10, 2023, the Company entered into a securities purchase agreement (as amended on January 31, 2024, and as may be amended from time to time in accordance with the terms thereof, the “Securities Purchase Agreement”), by and among the Company, JC Unify Capital (Holdings) Limited (the "Buyer"), Content Creation Media LLC (“Sponsor”), and Shibasish Sarkar (“Seller”, together with the Sponsor the “Sellers”), pursuant to which, the Sponsor agreed to sell, and the Buyer agreed to purchase, 4,125,000 shares of common stock and 657,675 private placement units of the Company, which represents approximately 76% of the total Company Securities owned by the Sponsor for an aggregate purchase price of $1.00;

WHEREAS, pursuant to the Securities Purchase Agreement, the Buyer shall take action to issue 86,250 Shares of Common Stock at the closing of the Business Combination (the “Closing”) to the Restricted Holder, which shall be subject to a 12-month lock-up (the “Restricted Shares”); and

WHEREAS, pursuant to the Securities Purchase Agreement, and in view of the valuable consideration to be received by the Restricted Holder thereunder, the Company and the Restricted Holder desires to enter into this Agreement, pursuant to which the Restricted Shares shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.
a)	The Restricted Holder hereby agrees not to, during the period commencing from the consummation of the transactions contemplated by the Closing and ending on (x) the 12-month anniversary of the date of the Closing (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Shares, (ii) engage or enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of shares of common stock of the Company or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Shares owned by the Restricted Holder, either during his/her lifetime or on death, (A) by gift, will or intestate succession, or (B) to any Affiliate, shareholder, member, partner or trust beneficiary, as the case may be, of the Restricted Holder; provided, however, that in any of cases (A) or (B) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Restricted Shares except in accordance with this Agreement. The Restricted Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent the foregoing or that are necessary to give further effect thereto and any Restricted Shares transferred during the Lock-Up Period shall remain subject to the restrictions set forth herein for the duration of the Lock-Up Period provided the Company consents to such transfer, which consent shall not be unreasonably withheld.

b)	If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Shares as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Shares of the Restricted Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

c)	The Restricted Holder hereby represents and warrants that the Restricted Holder has full power and authority to enter into this Lockup Agreement. The Restricted Holder acknowledges and agrees that the Company and the Buyer have not provided any recommendation or investment advice and the Restricted Holder has consulted his, her or its own legal, accounting, financial, regulatory and tax advisors to the extend deemed appropriate. All authority conferred or agreed to be conferred and any obligations of the Restricted Holder under this Lockup Agreement will be binding upon the successors, assigns, heirs or personal representatives of the Restricted Holder.

d)	During the Lock-Up Period, each certificate evidencing any Restricted Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT DATED AS OF MARCH 13, 2025 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS, AND AS MAY BE AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2.	Miscellaneous.

a)	Termination of Securities Purchase Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Securities Purchase Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall remain in effect.

b)	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the Restricted Holder are personal to the Restricted Holder and may not be transferred or delegated by the Restricted Holder at any time. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Restricted Holder.

c)	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

d)	Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

e)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

f)	Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

g)	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt) (ii) in person, (iii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iv) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (v) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient (vi) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses:

If to the Company, to	With copies to (which shall not constitute notice):

International Media Acquisition Corp.	Loeb & Loeb LLP
1604 US Highway 130	345 Park Avenue,
North Brunswick, NJ 08902	New York, NY 10154
Telephone No.: (212) 960-3677	Attention: Giovanni Caruso and Joan Guilfoyle
Email: gcaruso@loeb.com and jguilfoyle@loeb.com

If to the Restricted Holder, to the address of the Restricted Holder as set forth under the name of the Restricted Holder on the signature pages hereto.

h)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Restricted Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

i)	Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

j)	Specific Performance. Each Restricted Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any Restricted Holder, money damages may be inadequate and the Company may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a Restricted Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any Restricted Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

k)	Entire Agreement. Except as described and contemplated in the Securities Purchase Agreement, this Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Securities Purchase Agreement or any ancillary document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of the Restricted Holder under any other agreement between the Restricted Holder and the Company or any certificate or instrument executed by the Restricted Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of the Restricted Holder under this Agreement.

l)	Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

For and on behalf of

International Media Acquisition Corp.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

For and on behalf of

ONTOGENY CAPITAL LTD.

By:	/s/ Rajbikram Singh Nayar
Name:	RAJBIKRAM SINGH NAYAR
Title:	MANAGING DIRECTOR
Address:	F1-428 Investment 4 Dubai Invrstment Park, DUBAI, UAE

[Signature Page to Lock-Up Agreement]

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